EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

KUN DE INTERNATIONAL HOLDINGS, INC.

We hereby consent to the inclusion in the foregoing Form S-8 of our report dated October 18, 2014 with respect to our audit of the financial statements of Kun De International Holdings, Inc as of December 31, 2013 and 2012 for the years then ended.

February 4, 2015	By	/s/ Terry L. Johnson
Terry L. Johnson